Filed Under Rule 433
Registration Statement No. 333-160487

GE Interest Plus

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Looking for CD or Money Market Rates? You can do better.

Invest smarter with GE Interest Plus Corporate Notes

- **Higher rates** than competing alternatives
- 24/7 Access to your funds with **no penalties**
- An investment in a company you **know and trust**.

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1.46% YIELD[1]
$50k - $5MM*

1.36 % YIELD $15k - $49,999

1.26 % YIELD Less than $15k

Interest rates may be reset weekly



Solid

GE Interest Plus is a direct investment in GE Capital. Research our company before you invest

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Representatives are available Monday – Friday, from 8:30 a.m. to 7:00 p.m. ET

GE Interest Plus is an investment in the senior, unsecured corporate debt of General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. **Please see the prospectus for important investment information.**

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at **www.sec.gov** or by clicking **here**. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking **here** or calling toll free 1-800-433-4480.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

*The portion of your investment that is greater than $5 Million will earn a rate of .25% and a yield of .25%.

GE.com GECapital.com Prospectus Privacy Policy SEC Fillings Request a kit Rate History Site Map

Copyright 2011, General Electric Capital Corporation

Corporate Notes and you A few companies, like GE Capital, offer you the ability to directly invest in their unsecured debt through corporate notes. When you invest in the corporate notes of GE Capital, you’ll receive the following benefits: Higher interest rates than many other cash alternatives like FDIC insured savings accounts, short term CDs. and money market mutual funds The flexibility to redeem at anytime without a penalty Free electronic transfers between NnKed banK accounts and the ability to wire funds 24 7 investment account access via internet and automated telephone service If this Ehort term investment sounds like a flexible way to save money and enjoy higher interest rates, you can start investing online today. Why do I get such terrific interest rates? Plain and simple, these investments are not FDIC insured. Unlike short term bond funds or money market mutual funds, they are the unsecured debt of a single company. So. your risk (and your return) is higher. When you buy these notes, you are joining more than 120.000 people like you who trust the stability of GE Capital. Some of them are current and former employees of GE or GE Capital who believe in the strength and long term success of GE Capital. But please, read; our prospectus first. \S_ Questions? Contact us or call us at 1 800 433 44BO Representatives are available Monday Friday, from 8:30 a.m. to 7:00 p.m. ET GE I nterest PI us is b n i nvestment i n the sen ic«. u nsecured cwpaate debt cf Qeneia I Eleriri c Da pita I Corpo«ti on. You sh blj Id note th at C E I nteiest PI us Notes are not a mcney m aAet fund, which is generally a diversified fund consisting of investment in short term debt securities of m b ny companies. Unlike can* accounts and certificates c f deposit. GE Interest Plus is nut Bn FLHC i nsujed deposit. G E I n terest PI us is not g u Bjatiteed u nder the FDI C“s Temporary Lie u idity Guarantee Program. It is possi ble to lose fn oney if G E Ca pita I is u n able to pay it debts. Please see the prospectus for important investment information. The issue has f i led e regTstfa tion statement fin dud ing a prospectus) JReeisHation Statement No. 333 1 BQ4B7i with the SEC f rathe offering to which this comm un i cation relates. Befsreyou invest, you. should feed the prospectus in that registration statement and other d scu ments the issuef has filed with the SEC for mofe complete infoimation a tout the issuer and this offering. You mBy get these documents for free by visiting EDGAR on the SEC website at wvuw.sec.gov &r by dieting here Al ternati/ely. the issue/, any undeiwiitef. w any dealei participating in the offering will arrange to mail you the omspedus if you request it by dieting here cr calling toll free 1 SO[) 4S2J4EO. [1] Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily ami posted monthly, and that there are no additional investments of redemptions. The portion of your investment that is greater then 55 Million will earn arateoi .25% and a yfeld of .25W. GE.com GECBpitHl.com Pjospectui F ivaq.’ Policv SEC Fillings Requests Irit Rate History Site Map Ccpyrig ht 2D11. Geneia I Elecfri c Ca pita I Corporation

Easy to add or redeem funds online or by phone To add to cr redeem from your investment, ymi can transfer funds to and from your NnKed bank account. You can write an unlimited number of checks for $250 or more and wire funds if you are enrolled in these services. You’ll have access to your investment online or through our Automated Telephone Line 24 hours a day. 7 days a week. Online you can: ViewtransactionE and statements Transfer money between your investment and your linked bank account Update your profile Add or change a linked bank account Earn on Every Penny you Invest Even better, there are no sales charges, management or maintenance fees. That means you get a return on all the moneyyou invest in cur corporate notes Apply online now Questions? Contact us or call us at 1 800 433 4480 Representatives are available Monday Friday, from 8:30 a.m.toT.OOp.m.ET GE Interest Plus is an investment in the seniw. unsecuied corporatedetrt c f Genets Electric Capita I Carperation. You should note that GE Interest Plus Motes are note money market fund. which is generally a diversified fund consisting of investment in short term debt secujities of many companies. Unlike bank acts Lints and certificates of deposit. GE Interest Plus is not an FCIC insured deposit. GE Interest Plus is riot guaranteed under the FDICs Temporary Liquidity Guarantee Program. It is passib leto lose money if GE Capital is unable id pay itsdetts. Please see trie prc spectiis for importsnt investment information. The issuer has filed n. regis&ation statement linduding a prospectus) JFLegistraticn Statement md. 33 160467} with the SEC fcr the offer n to which this ccmmunimtinn relates. Before you invest, you sh ould lead the prrKpertira in that rerjisbatiGn statement and othe* documente the issuer has filed with the SEC for mere complete infarm&tjon about the issuer and this offering. You may get these documents for free by visi ti ng ED GAR on the SEC website at www. seo.gov or by cl i dri ng here. Altern atively. the issuer, a ny u nderwriter. or a ny dea ler parti d pati nrj i n the offeri ng wi 11 bnb nge tt> m a i I you the prospectus if you req uest it ty d i cfti ng here cr ca 11 i ng to 11 tree 1 BOQ 32 44BG.

Apply Online in 3 Easy Steps We’ve made it easier than ever for you to start investing. You may establish investments for individuals, joint tenants and custodial investments for children through the Uniform Gift or Transfer to Minors Act. Remember, you must be 18 years old and a resident of the United States in order to apply. When you are ready to proceed, click the button below. You’ll be directed to our secure site where you can open and fund your investment to day. You’ll: Indicate your registration type. Provide your personal information. Verify your external bank account and use it to fund your new investment. V. Questions? Contact us or call us at 1 800 433 4480 Representatives are available Monday Friday.from 8:30 a.m. to7:00 p.m. ET GE Interest Plus is an in vestment in the sen i or. unsecured corporate debt of General Electric Capita I Corporation. Ycu should note that GE Interest Plus He lea ere nets money majfcetfund. which is generally a diversified fund consisting of investment in short term debt securities of many companies Unlike bank accounts and certificates af deposit. GE Interest Plus is net an FDIC ln.5Li.Ted deposit. GE Interest Plus is n ot g lj hjb nteed under the FDICLs Tern porery Liquidity Guarantee Program It is possible to Ic se money if GE Capita I is unable to pay its debts. Please see the prospectus f cr i m pcrta nt i nvestment i nfonn ati on. The issuer has filed a reg istratfon statemenHinduding a prospectus} {Registration Statement Mo. 333 16C4S7T. with the SEC for the offering to which this communicatFon relate*. Before you invest, you should rea d the p Dspectua in that registration statement and other documents the issuer has filed with the SEC for mote complete information about the issue* and this offering. You may get these document fa1 free by visiting EDGAR on the SEC website at inrww.sec.gov ej by clicking here. Alteinatively. the issuef. any unde/witer. or any dealej participating in the offering will r” ; :: mail you the prospect us if you request it by clicking here dj calling tell free 1 333 2 Sa. [1]Yielc reflects the annual rate of return on your investment It assumes that interest is BDiued d a i ly a nb posted fn&nthly. and that there are n & add itiona I i n uestm ems or redemptions. ‘The portion of yam investment that is greater than So Million will earn a Tate of .25% and a yield of .25%. GE.com GECa.pitBl.com Prospectus Privacy Pclicy SEC Fillings Requests Kit Rate History Site Map Copy7iflht2fl11. General Eleriri c Capita I Corcofatfon

GE Interest Plus

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Frequently Asked Questions

Save your Money. Not your Questions.

At GE Interest Plus, we take pride in going the extra mile to serve you. The good news is that your concerns may have already been addressed. Please read the frequently asked questions, and if you have any other questions, our representatives are available Monday - Friday, 8:30 am - 7:00 pm Eastern Time. They may be reached toll-free at 800-433-4480.

General Information

- What is GE Interest Plus?
- How does GE Interest Plus set its rates?
- How is yield calculated?
- How is Interest Accrued and Paid?
- What is the minimum initial investment?
- Will the interest I earn be taxable?
- Why do you pay a lower rate for investments that are greater than $5 Million?
- What if I have questions about my investment?
- Can I apply for an investment if I do not have a Driver's License?

Investing and redeeming

- What types of checks will you accept for investment?
- How do I add to or redeem from my investment?
- Can I redeem my investment at anytime?
- Are there any penalties for redeeming funds?
- What type of bank account can I link to my GE Interest Plus investment?
- Can I link more than one bank account to my GE Interest Plus investment?
- When are invested funds available for redemption?

Investment Quality

- How safe is my investment?
- Is GE Interest Plus FDIC insured?
- Is GE Interest Plus covered under the FDIC's Temporary Liquidity Guarantee Program?

Fees

- Do I pay any sales or management fees?
- Are there Maintenance Fees?

Reporting, investor communications When will I know that my investment has been established? How often will I receive statements? When will I receive my 10&& Int. Statement? Type? of investment accounts What are the types of investment accounts that I can open? What is a Uniform Gift to Minor’s Account? Can I establish an investment account %vith an address outsidethe United States? Can I have my mail sent to an address outside the United States? Does GE Interest Plus offer IRAs? How to contact us What are the mailing addresses for GE Interest Plus? Where do I wire money? Managing your investment online or over the phone *” How can I manage my investment via the Internet? How secure is my information online? What if I am having trouble logging in to eService? \ _ Questions? Contact us or call us at 1 8U0 433 4430 Representatives are available Monday Friday[1].from 8:30 a.m. to 7:00 p.m.ET GE Interest Plus is an investment in the senior, unsecured corpora te debt of General Electric Capital Corporation. You should noteth at GE Interest Plus Notes BTe not a money maifcet f u no. which : j i allj 3 diversified fund consisting of investment in snct terni debt secur ities cf many companies. Unlike cank account snd ceftificste cf deposit. GE Interest Plus is not en J DIC i . : deposit. GE Interest Plus is riot qljaranteed under the FDICs TempDfary Liquidity Guarantee Program. It ispcssible tc Ic se money if GE Capital is unatletaosy its debts. Please see the prospectus foe important investment infbrmatic n. The i uer has filed a registration statement {i n d ud i ng a prospectus; [Registration Statement Wo. S33 1BQ4e7| with the BEC fw the offering to which this cam muni cation leletes. Before you invest, you should read the prospectus in that registration statement and other dccuments the issuer has filed with the SEC For mote complete informa tinn about the issuer and this offering. You may get these documents for free by visiting EDGAR en the SEC website atwww.Bec.gov or by dieking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange tc mail ysu the prospectus if you request it by clicking here or calling toll free 1 300 33 4420. Yield reflects the annual rate of return cm your investment It assumes that interest is accrued daily and posted monthly, and thai there are no additions i n veatmen ts or redemptions. The portion of your I nvestment that is greater th a n 55 Million will earn a rate of .25% anciayield c f .25*. GE.cofn GECapital com Prospectus Privacy Policy SEC Fillings Request a fcit Rate History Bits Map Conurioht 2311. General Electric Caoital Corooration

m E mail Regular Moil, or Phone. We’re here for you. \ _ Questions? Contact us or call us at 1 800 433 4480 Representatives are available Monday Friday, from 8:30 a.m. to 7:00 p.m. ET GE Interest Plus is an investment in the senior. unsecured corporate debt of General Electric Capital Corporation. You should note that GE Interest Plus Motes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit. GE Interest Plus is not an FDIC insured deposit. GE Interest Plus is not guaranteed under the FDICTs Temporary Liquidity Guarantee Program It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement {including a prospectus) [Registration Statement Mo. 333 1 d04B7] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus: in that registration statement and other documents the issuer has filed with the BEG for more complete information a bout the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at taiww.sec..gov rw by dieting he re. Al terns ti’ue ly. the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here at calling toll free ‘ :: : [1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and ::: : monthly, and that there are no additions I investments cr redemptions. The portion of your investment that is greater than 55 Million will earn a rate of .2596 and a yield of .25%. GE.com GECapital.com Prospectus Privacy Policy SEC Fillings Request a kit Rate History Site Map CopvTipht2011. General EleriricCapital Corporation

Welcome Back Click “Continue Application’ to return to our secure online application site. Enter in the user name and password you established when you began your application and you will be taken to the step in the process where you left off. If you are returning to verify trial deposit amounts, you will automatically be brought to the ‘Verify’Trial Deposits’ page. Follow the instructions provided to link your bank account and complete the initial funding of your investment _ Questions? Contact us or call us at 1 800 433 4480 Representatives are available Monday Friday, from 8:30 a.m. to 7:00 p.m. ET GE lni ‘ st Plus is an inv sfn nt in the sen in. unsecured corp&fate dett sF General Electric Capita I CofpcfBtion Ycu should note that GE Interest Plus Motes are net b money market fund, which is generally a diversified Fund consisting nf in>/e5iment in sh cittern debt se cuf ities of many companies. Unlike banfc accounts and certificates of depcsit. GE Interest Plus is net en FDIC i nsured deoc sit. GE Interest Plus is n at guaranteed under the FDICS Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital ii unabletc pay its debts. Fie a re see the prospectus for impoftajit investment infcffmBtinn. The issuer has filed a (efliifjatiDn statement iinduding a ptoipedujj {Registration Statement Ha. 333 1604B7] with the SEC fci the ofFeifng to which this communication (elates. Before you Invest, you should read the prospectus in that registration statement snd other documents the issuei has Filed with the SEC f or fnoie complete intimation soautthe issuer Bnd th is offeri ng. You may get these documents for free by ifisitin ED EAR on the SEC website at wvuw se c..gov a ty dieting here. Alternatively, the issue*, any underwriter, or any dealer participating in the offering will BJiange to mail you the prospectus if you request it by clicking Fiereo* calling toll free I SDQ 432 44BT]. Yield (eFlecls the annual tate uf return on your investment. It assumes that interest is acoued daily and posted mcrnthly, and that there are nu addition a I i n vestments o» redemptions. ‘The portion of your investment that is greater than S& Million will earn arete of .25% a nd a yield of .25%. ge.cccti GECapitaLcofn Pic spe dus Privacy Pulic SEC Fillinos Request a kit Rste hfist&ry Site Map Copyrig ht 2fJ 1 I. General ElecrricCepita l Corpwation

GE Interest Plus

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Request a Kit by Mail

Request a Kit by Mail

Enter in the requested data, then click on submit.

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Today's Rates

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	1.25	**1.26**
$15k - $49,999	1.35	**1.36**
$50k - $5MM*	1.45	**1.46**

Rates may be reset weekly.

Questions? Contact us or call us at 1-800-433-4480

Representatives are available Monday – Friday, from 8:30 a.m. to 7:00 p.m. ET

GE Interest Plus is an investment in the senior, unsecured corporate debt of General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at **www.sec.gov** or by clicking **here**. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking **here** or calling toll free 1-800-433-4480.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

*The portion of your investment that is greater than $5 Million will earn a rate of .25% and a yield of .25%.

GE.com | GECapital.com | Prospectus | Privacy Policy | SEC Fillings | Request a kit | Rate History | Site Map

Copyright 2011, General Electric Capital Corporation

GE Interest Plus

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To help the government fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. To verify your identity, we require information on each registered owner/co-owner of the investment. As part of normal verification procedures, a credit bureau inquiry will be conducted.

© 2011 General Electric Capital Corporation   Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here . Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

GE Interest Plus

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Investment Amount: * $ ______

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Individual:

- The investment will be registered in the name of one individual.
- To apply, you'll need to provide your driver's license or personal ID number, your Social Security number, and your bank account information if you are linking a bank account to your investment.
- Your initial investment must be for a minimum of $500.

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Personal Rates

Amount	Rate	Yield
Less than $15k	1.26%	1.26%
$15k to $49,999	1.36%	1.36%
$50K to $5 Million*	1.46%	1.46%

*The portion of your investment that is > $5 Million will earn a rate of 0.25% and a yield of 0.25%.

Rates may be reset weekly

© 2011 General Electric Capital Corporation Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Review the electronic consent (eConsent) terms and conditions appearing below and indicate whether you accept them. IT you do not accept them, you will not be able to establish your investment online. By clicking I Accept you consent to electronically receive: [1} the GE Interest Plus prospectus; (2} any related prospectus supplement; (3}the pricing supplement or supplements that describe the terms of GE Interest Plus, before initially investing; and (4? email notifications regarding your electronic application to open and fund your GE Interest Plus investment If you’re unable to download view, and print the documents, you cannot continue with this online application. You must instead contact a Service Representative at 1 800 433 4480 for assistance or you can request a free paper copy of any of these documents at our website wwwgeinterestplus.com . Your consent applies only to this particular request. For questions or more information, please call us at 1 800 433 4480 or send us an email. Electronic delivery[1] is provided free of charge from GE Interest Plus; however, other online service provider charges may apply. To print or save a copy of the disclosures and other information you must have a printer and a browserwith print screen capability or be abla to save files to your computer. To successfully send, receive and retain the information and disclosures related to GE Interest Plus, you will need the following hardware and software requirements ongoing: A32 bit operating system (Windows 98 or laterversion). An Internet Browser c Internet Explorer 6.0 or higher n_.Mn7illa FirpfnY 1 n nr hinhpr 15201 1 General Electric Capita I Corporation Piivscy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the Geneial Elechlc Capita I Corporation. You should note that GE Interest Plus Nates are not a money maifcst fund, which is generally a diversified fund consisting c f investment in short term debt securities of many ccmc ani s. Unlike bank accounts and certificates of deposit. 13E Interest Plus, is net an FDIC insuied deposit. GE Interest Plus is not guaranteed under the FDICs Temp wary Liquidity Guarantee Program. It is possible tc lose money if GE Capital is unable tn pay its debts. Please see the prospectus fw important The issues has filed a efl i station statement {iaduding a pfospeutuij [Registration Statement hto. 332 1Q04S7T with the 3EC fa the offering to which this communication relates. Before you invest, you. should read, the prespectus In that registration statement and other documents the issuer has filed with the SEC foi more complete information about the issue* and this offering. You may get these documents for free by visiting EDGAR an the SEC website at www.fec.gov of by clicking: here . Alternatively, the issuer, any undejwiiter, cr any dealer participating in the offering will arrange to mail ycu the MOBcectus ifvoureouest itbv didinotuse or callino toll free 1 B3JM33 44BO

GE Interest Plus is offered to the general public by prospectus only. In making an investment decision regarding GE Interest Plus, you should rely only on the information contained in [1/the most recent GE Interest Plus prospectus. (2} any related prospectus supplement and (3) the pricing supplement or supplements that describe the terms ol GE Interest Plus. .All offerings are subject to delivery of the prospectus and the prospectus supplements. Before you invest you should read prospectus in that registration statement and the other documents that General Electric Capital Corporation has Tiled with the SEC Tor more information about General Electric Capital Corporation and this offering. Click on the link below to review the prospectus online. 9 2Q11 General ElectricCapltal Corpofstion Privacy Policy GE Interest Plus is an investment in the seniw. unsecured corpofate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Hates a*e not s maney maiket fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike ob nil account and certificates cf deposit. G E Interest Plus is not sn FH IC i nsuied deposit GE Interest Plus is not guaranteed under the FDICs Temporary Liquidity Guarantee Program It is possible tc lose money if GE Capital is unable to pay its debts. Please see the pfospedus for important The issue* has filed a (egistration statement linduding a prospeduij [Hejistration Statement Mo. 333 16TJ4S7] with the SEC fix the otfefing to which this communication relates. Before you invest, you should read the piaspectus in that registration siatement and other documents the issue* has filed with the SEC for more complete intDrmMtion about the issuer and this offering. You may get these dncuTrrents fnrfree by visiting ED GAR on the SEC website at www.sec.gov or by didrin g here . Alternatively, the issuer, any underwriter, cc any dealer participaling in tn* offe»ing will arrange re mail you. the: orosoeotus if vdu jeauest it bv dicfcina here or callina tell free 1 50{M3H3BO.

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The registration address of the investment will be the primary applicant's address. No PO Boxes or Foreign Addresses

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© 2011 General Electric Capital Corporation Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here . Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

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© 2011 General Electric Capital Corporation Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here . Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

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© 2011 General Electric Capital Corporation Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

©2311 General EleriiicCapital Corporation Privacy Policy GE Interest Plus is an ini/estment in the senior, unsecured corporate debt of the General Eledric Capital Corporation. You snould note thai GE Interest Plus Motes are not a money matet fund, which is Interest Plus is not guaranteed under the FDICs Temporary Liquidity Guarantee Program. It is possible to lose money II GE Capital is unable to pay : debts. Please see the prospectus for important investment information. The issuer has tiled a registration statement {including a prospectus} [Reg i strati an Statement No. 333 1fifl4B7] with the SEC for the ottering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete infcrmation about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC v ebsiteat wwhY.seagovor by clicking here . Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 BCO 133 44BD.

Accept Terms of the Investment and eService Review the terms and conditions of your investment carefully and indicate whether /ou accept them. If you select I decline”, you will not be able to apply online. Please scroll down to read the complete text of the disclosure. Terms and Conditions of ‘.he Irrjesimeni By clicking “I Accept” below. I agree to the following: I wish to invest in GE Interest Plus and agree to the terms and conditions set forth below: I authorize General Electric Capital Corporation (GE Capital; and its agents to initiate debits and credits to my designated checking account to implement fund transfers in the services I have requested. I also autricrizs the bank that ho Ids my checking account [’’Bank”) to honor these debits and credits. All fund transfers under the services will comply with U.S. Federal and State laws. I may terminate this funds transfer authorization by providing written notice to GE Capital, but my notice will be effective only after GE Capital and my Bank have a reasonable opportunity to acton my notice. In addition. I authorize GE Capital and its agents to obtain a credit report on me from a consumer reporting agency and take other steps to verify information about me and my bank account I certify that I have received the prospectus. I understand: (a) That to comply with federal and state regulations, information provided by me on this form will he used to verify my identity. For example, my identity may be verified through the use of a database maintained by a third party. If my identity cannot be verified. I understand that I may not be able to establish an investment online [b) That as part of normal account verification procedures, a credit bureau inquiry will be conducted @ 2011 General Electric Capital Corporation Privacy Policy GE Interest Plus is an investment in the sen ior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Motes aie not a money maiket fund, whidi is generally a diversified fund consisting of investment in short term debt securities uf many companies. Unlike bank accounts and certificates c f deposit. GE Interest Plus is not an FDI insured deposit. GE The issuei has filed a registration statement {including a prospectus) [Registation Statement Ho. 333 1SQ4B7] with the SEC fct the offering to which this communication relates. Before you invest, you should read the prospectus m that registration statement and other documents the issuet has filed with the BEG for m e complete information about the issuer and this offering You may get these documents for free by visiting EDGAR an the SEC website at wmiv.sec gdv d by dieking here: . Alternatively, the issuer. any undermitei, d any dealer particip atin g in the offer ng will strange Is mail you the woscectus if vou reouest it bvdidkinn here or callino toll free 1 SCCJ133 44SO.

Social Security Number/Backup Withholding Certification Please certify the social security number you provided by indicating 1 Accept” below. If you indicate, “I Decline’, you will not be able to establish an investment. Social Security Number you prodded: 111 11 1111 Under penalty of perjury, I certify that: The Social Security Number entered on the application is my correct taxpayer indentification number, Ar>3 I am NOT subject to backup with holding because a)l am exempt Irom backup withhold ing, or t>) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withhold ing as a result of a fa i lure to report all interest or dividends, ore) the IRS has notified me that I am no longer subject to backup withholding, AND I am a U.S. citizen or a U.S, resident alien, Vou mustclick on trie check box next to “I am currentlv subject to backup withholding” below to delete ite m 2 above if the IRS has notified you that you are currentlv subject of backup withholding because vou have tailed to report all interests and dividends onyourtax re turn. By accepting below you agree under penalties of perjury that the Social Security Number/Backup Withholding Certification above is correct and complete. S2011 General ElectricCapital Corporation Privacy Pnlicy GE Interest Plus is an investment in the senior, unsecured corporate debt oT the General Electric Capital I : ; :. ation. You should note that SE Interest Plus Notes are not a money market fund, which is Interest Plus is net guaranteed under the FOICs Temporary Liquidity Guarantee Program It is possible to lose money if GE Capital is unable to pay its debts. Please see tie prospectus for important The issutr has filed a registiatisn statement [including a prospectus) [Registration Statement Ho. 333 130437] with the SEC inr the ottering to which this communication relates. Betoie you invest, you should read the prospectus in that registration statement and other documents the issuef has filed with the SEC for more complete information about the issuer and this ottering. You may get these documents for fiee by visiting EDGAR on the SEC uebsite at www.sec.gov or by dieting here . Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the crosoectus \fvou request it bv didina here or cal I i no toll hee 1 EOC I33 44SO.

We’re sorry, but some of the information you provided could not be verified. To establish your investment, the individuals) listed below must provide a copy of a document that confirms their identity, and a document that confirms their current address. For your convenience, you may upload images of these documents now. or mail them to us. Please review the documents we accept below, and indicate whether you will upload images or mail them in. If you mail them in. please download, print and mail in your supporting documents with the cover letterweVe provided. Documentation to be provided by: ELMO SIGERSON To confirm your identity w&will acc&pta copy of: * To confirm your address we will acc&pta copy of: Drivers License 1. Utility bill (dated within 60 days} State ID card 2. Bank statement (dated within 60 days) U.S. Passport 3. Property tax notice (dated within one year} U.S. Passport Card 4. Current mortgage or rental contract How would you like to send these documents? C Electronically. I’d like to upload them now. C By Mail. I’ll download the cover letter and mail in my documents. ” All items must be valid and unexpired. Information appearing on the items submitted must match the information you’ve provided on your application. §2011 General EleoricCap tel Corporation Privacy Policy GE Interest PI its is an Investment In the seniw. unsecured corporate debt nftne General Electric Capital CwpwBti on. Yc u should note that HE Interest Plus Notes a/e not a money martret fund, which is generally a diveisified fund consisting of investment in short term debt secuTities c f man/ companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is nut sn FDIC insuTed deposit. GE Interest Plus is not guaranteed under the FDIC’j Terrpwary Li q u id ity Guaiantee Program. It is possible to lose money if GE Capital is unable to pay ife dett. Please see the prospedLii for important The issuer has filed a legislation statement (including a pfospeciusj [Registration Statement Mo. 333 1004671 with the SEC for the Dfferns to which this communication relates. Befate you invest, you should read the ptospe cdus in that legiiuaticn rtat E Ttnt and oitier doajmenfe the Issuer has filed with the SEC fw m ofe complete InrwmBtla n ab c ut the issuei and this offefinQ. Tou may get these documents for tree by visiting EDGAR on the SEC website at vr Y.sec.gctf w by dieting here . Alternatively, the issue*, any underrtritef. of any diBaler partidpating in the offering will anange to mail yc u the wosoectus if vdlj Tecuestitbv didfina here w callino toll Free SOO ? ? »3

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© 2011 General Electric Capital Corporation Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here . Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Thankyou. Your documents have been successfully uploaded and your application is under review. ‘A’e will contact you within 3 business days with the status of your application. It you have any questions regarding your application, please call a Service Representative at 1 888 433 3573 Representatives are available to assist you from Monday through Friday from 8:30 a.m. to 7:00 p.m. ET. O2C11 General ElecGicCapital Corporation Privacy Polity GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Ca aits I Cafpcwtion. You should nstethat GE Interest Plus Notes are not a mcney maifeet fund, which is generally s diifersified fund consisting of investment in shwt term debt securities c f marry companies. LTnlifce bank accounts and certificates of deposit, GE Interest Plus is nctan FD IC i nsureti depcjsit. GE Interest Plus not guersnteed under tne FDIC’a Tempcraiy Liq uidity Guarantee Program. It is co& ible to lose money if EE Capital is unable tc pay its dttts. Please see the pfE spectus fM important The issuer has filed a reeisiration statement lindudinfl a prcspectusi IRegisbatiDn Statement Mo. 333 16a4B7] with the SEC for the offering to which this rjommunication relates. BeFofe you. invest, you ah&uld read the prospectus in that registration statement and other document the issuer has filed with the SEC for more complete information about the issuer and this offering . You may get these documents for free by visiting ED GAR on the SEC website at wwA.secgov or by clicking here . Alternatively, the issuer, any underwriter, or any dealer participating in the ottering will arrange tc mail you the ptispectus if you request it by clicking here w celling toll free 1 BOa *33 4 a.

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Personal Information Under Review

Thank you for choosing to invest in GE Interest Plus.Your application is under review. This means that we are in the process of verifying some of the information you provided. You will be notified within 3 business days with the status of your application. Approvals are communicated via email. If we require additional information, we will contact you by email or telephone. If you have any questions regarding your application, please call a Customer Service Representative at 1-888-433-3573. Representatives are available to assist you Monday through Friday from 8:30 a.m. to 7:00 p.m. Eastern Time.

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© 2011 General Electric Capital Corporation Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here . Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Online funding consists of two parts, account verification and tLmds transfer. If you choose online funding, you can either verily the bank account instantly or in a few days through trial deposits made to your bank account. To fund your investment electronically, please designate a bank account that we will link to your GE Interest Plus investment. Your initial investment will be transferred from the designated bank account. In addition, subsequent investments and redemptions through the Automated Clearing House will be transferred from and to this linked account at no charge (Quick Transaction Service}. Instructions The registration of the bank account you designate must match the registration of the GE Interest Plus investment. For example, if you are establishing a GE Interest Plus Investment for John and Jan Smith, the linked bank checking account should be registered to the same individuals. If you are establishing an investment registered to John Smith alone, the bank account registration should be the same. The bank account you designate must be a bank located in the LJ.S 32011 General Elecffic Capital Cwpcratin n Priveq Policy GE Interest Plus is an investment in the senis r. unsecured corporate debt of the Genetal ElectiicCBpital Corporation. You should note that GE Interest Plus hlntes aie not a money market fund. wh ich is generally b diversified fund consisting of investment in short tarn debt securities of many companies. Lfnlike bsnfc accounts and certificates nf deposit. GE Interest Plus is not an FLHC insured deposit. GE Interest Plus is not guaianteed under the FCIC i Temporary Liquidity Guarantee. Program. It is possible id lose money if GE Capital is unaole to pay its debts. Please see the prospectus fci important investment information. The issuer hes filed a registration statement (including s prospectys> [RegisHBtion Statement hto. 133 1BQ 1B7J with the SEC foi the offering to which this communication (elates BeFofe you invest, you should lead the prospectus in thai registration statement and other documents the issuer has filed with the SEC for more complete informaticn stout the issuer and this offering. volj may get these documents foe free by visiting EdGAR nn the SEC website at wWbY.secgc u’.rjr by dicfcing hwe . Alternatively, the issuer, any underwiltei. of any dealer partiapeting in the offering will anange to mail you the Pfc spenus if you requesi it by didring hereof calling toll free 1 BDO 433 J4Efl.

Online funding consists of two parts, account verification and funds transfer. If you choose online funding, you can either verily the Dank account instantly or in a few days through trial deposits made to your bank account. To fund your investment electronically, please designate a bank account that we will link to your GE Interest Plus investment. Your initial investment will be transferred from the designated bank account. In addition, subsequent investments and redemptions through the Automated Clearing House will be transferred from and to this linked account at no charge [Quick Transaction Service} Instructions The registration of the bank account you designate must match the registration of the GE Interest Plus investment. For example, if you are establishing a GE Interest Plus Investment for John and Jan Smith, the linked bank checking account should be registered to the same individuals. If you are establishing an investment registered to John Smith alone, the bank account registration should be the same. The bank account you designate must be a banK located in the U.S. 3201 1 Gerteral Elecfric.tap.ital Cwpcjatian Privacy Policy GE Imeiest Plus is an investment in theseniw. unsecured owpwaie debt of the Genejel Eleccic Capital Cwporaiinn. Ysu shnuld note that GE Interest Plushtotes &ie nstH mc ney marker funa. whicri is generally a diversified fund consisting of investmentin short term debt securities af many companies. Lfnlike bank accounts and certificates of deposit. GE Interest Plus is no tan POIC insured deposit GE Interest Plus is not guaranteed under the FDICs Temp wary Liquidity Guarantee Program. It is gcs ible to lose mc ney if GE Capital is una c le to pay its debts. Please see the praspeciLn for important Tht i sue* has Pled a Tegiabalian statement lindudin a piospectuj) JRegistration Statement Mo. 333 1304BT[ with the 3EC for the offering tc which this communication lelates Before you invest, you should read the prospectus in that registration statement and other documents the issuef has filed with the SEC for mare complete information about the issuer and this offering. You may get these dooi mente for flee by visiting EOGARa n the SEC website et www.secfjc u’.arby diriling. he*e . AltemBlively, the issues, any underwriter, rw an.y dealer partidpating in the offering will arrange t» mail you the prospectus if you request it by didrinu heieot callins toll free 1 BDJM 33 450.

You can either verity your bank account instantly, or through trial deposits. We recommend instant verification, which requires you to enter in the Usernarne and Password for the bank account you will be using. f? Instant Vei ification: Choose this option to verify your dank account now. When You select this option you will be prompted to enter your bank login information in order to verify your account. C Trial Deposit: Choose this option to verify your bank account in 2 to 3 business days. When You select this option, 2 small deposits will be posted to your bank account in a few days. After they have been posted, you will receive an email reminding you to view them and return to verily your account. Yoin AiithoiiZHTtion J I hereby authorize General Electric Capital Corporation (GE Capital) and its agents to initiate debits and credits to B my designated bank account to implement fund transfers in the services I have requested. I also authorize the bank that holds my account to honor these debits and credits. All funds and transfers underthe services will comply with U.S. laws. I may terminate these funds transfer authorization by providing notice to GE Capital, but my notice will be — effective only after GE Capital and my Bank have a reasonable opportunity to act on my notice. In addition, I authorize H) ( 120 11 General Electric Capital Gwpcf&ii on Privacy Policy QE Interest Plus is an investment in the sen idt. unsecured ctwpwate debt of the General Electric Capita I Cwpor.aiiGn. Yc u should note that GE Interest Plui Notes ace not a money martet fund, which is generally b diversified fund consisting c f investment in shot term debt securities of many companies. LTnlitre banfc accounts and certificates sf deposit. GE Interest Plus is nst en FDIC insufed deposit GE Interest Plus i not guaranteed under the FDIC’s Temporary Liquidity Guarantee PragsBm. It is :: ; : tc lose money if GE Capital is unable to pay its debts. Please see the pfospedus f ci important The issuer has filed b registration statement linduding b c rcspectusl [Registration Statement No. SS2 15B4B7; with the SEC for the offering to which this communication (elates. Before you invest. / u shc uld read the (HDSpenus in that fegisrjation itstement and dher da cuments the issue* has filed with the SEC for rr>sfe complete infwmatian abtut the issue* and this offering. You may get these documents fw tree by i/isitmg EDGAR c n the SEC. website at w v\v seconv w by clidting here . Altema tlwely. the. i uer. any undefiWiter. wa.n.j dealer participating In the offefing will arrange to mail yc u the c fc spectus if you requ t it by clicking here w calling toll fiae I EOC 33 44EO.

m m m The Instant Bank Account Confirmation Service is intended to verify that you own the bank account on file with GE Interest Plus and that the balance in such bank account is sufficient to make the investment you have requested. Your use of the Instanl Verification Service is subiecttothe terms and conditions of GE Interest Plus, Ihis Instant Bank Account Confirmation User Agreement and the other terms and conditions govern ing your investment in GE Interest Plus. THIRD PARTY ACCOUNTS. By using the Instant Verification Service, you authorize GE Interest Plus and its supplier Yodlee, Inc. (“Yodlee”)1o access third pai1y sites designated by you, on your behalf, to retrieve information requested by you, or as required by GE Interest Plus to verify your bank account and to verify that the balance in sucb account is sufficient to make the investment you have requested. In addition, in connection with the Instant Verification Service, Yodlee may collect and store your email address in theirfiles. USE OF RESULTS LIMITED. You agree that the results of the Instant Bank Account Confirmation are for your use only in connection with the GE Interest Plus Service on our website LIMITATION OF LIABILITY. YOU AGREE THAT NEITHER GENERAL ELECTRIC CAPITAL CORPORATION NOR YODLEE NOR ANY OF THEIR AFFILIATES, ACCOUNT PROVIDERS OR ANY OF THEIR AFFILIATES WILL BE LIABLE FOR ANY i: General ElectricCapital I : : : . lion Privacy Policy GE Interest Plus is an investment in the sen ior, unsecured corporate debt of the General Electric Capital Captation. You should note that GE Interest Plus Nates are not a money market tund, which is generally a diversified fund consisting of investment in short term debt securities uf many companies. Unlike bank accounts and certificates c f deposit. GE Interest Plus is not an FDIC insured deposit. GE The issuei has: filed a registration statement {including a prospectus) [Registration Statement Mo. 333 130487] with the SEC foi the offeiing to which this communication relates. Before you invest, you should read the prospectus: in that registration statement and other documents the issuei has filed with the SEC foi more complete infotmation about the issuer and this offering. You may get these dc cumentsfor tree by visiting EDGAR on the SEC website at www set gov by dieting here Alternatively, the issuei. any underwrite . any dealer participating m the offering will anange to mail you the prospectus if you request it by dieking here or calling toll free 1 B 33 432 4483. 32311 General ElectMoCepital Care oration Privacy Policy G E Interest Plus is an investment in the sen ilk, unsecured trap crate debt of the General Elecbic Capital Curporatiun. Yc u should ncle thai BE Interest Plus Nc tes aie net a mcney market tuna, which is generally a diversified fund consisting af investment in short term debt securities of many companies. Unlike bank accounts ana certificates nl deport, GE Interest Plus is not an FDI C insuied deposit. GE The issuer has filea a legislation statefnent iindudmg a prospectus} JRegistjation Statement No. 333 16 B4S7J with the SEC fw the offering, to which this communication relates. Before you invest, you should read the prcspedus in that regi steal ion statement and n th ev dcniments the issue* has filed with the SEC tw mrxe complete information ah cut the issue* and this offering Yc u may gel these documents fct hee by visiting EDGAR rj n the SEC website at ir.YW.sec.grjv or by clicking here . Alternatively, the issuei, any underwrite*, or any dealer partici pating in the offering tvill anange tn mail you the pjosoectus if you request it oy didtlrg here of calling loll fiee I 333 32 4 8 3.

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© 2011 General Electric Capital Corporation Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-156487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here . Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

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Welcome to GE Interest Plus

Welcome! Your investment account is now open and a transfer from your external bank account to your new investment has been initiated. Money should appear in your GE Interest Plus investment in 1 to 2 business days.

Your investment account details appear below:

Registered to	Investment Type	Investment Number	Investment	Method
Primary:	Individual		$500.00	Bank Transfer

Download the Welcome Kit

Going forward, you will receive a monthly statement that reflects your investment activity. You may monitor your investment 24 hours a day, 7 days a week on-line at our eService site or by calling our toll-free automated telephone line 1-800-433-4480. Customer Service Representatives are available, Monday through Friday, from 8:30 a.m. to 7:00 p.m. Eastern Time.

Want to view your investment online now? Log-in to eService and complete your online registration using the username and password you selected during your application. With eService, you'll be able to access your account information, eStatements, and transact online.

Click here to get started or the login button below.

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© 2011 General Electric Capital Corporation   Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here . Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

You can either verity your bank account instantly, or through trial deposits. We recommend instant verification, which requires you to enter in the Username and Password Tor the dank account you will be using. ~ Instil it Veiificiition: Choose this option to verify your bank account now. When You select this option you will be prompted to enter your bank login information in order to verify your account. ( Trial Deposit: Choose this option to verily your bank account in 2 to 3 business days. When You select this option, 2 small deposits will be posted to your bank account in a few days After they have been posted, you will receive an email reminding you to view them and return to verify your account. Your Authorization A] I hereby authorize General Electric Capital Corporation (CE Capital) and its agents to initiate debits and credits to “~ my designated bank account to implement fund transfers in the services I have requested. I also authorize the bank that holds my account to honor these debits and credits. All funds and transfers underthe services will comply with U.S. laws. I may terminate these funds transfer authorization by providing notice to GE Capital, but my notice will be — effective only after GE Capital and my Bank have a reasonable opportunity to act on my notice. In addition, I authorize J 32011 General Elecbic Capital CwporBiion Privacy Policy GE Interest Plus is an investment in the seniw. unsecured ctxporate debt ofttie General Elector Capitol Corporation. You should note thai GE Interest Plus Motes aie nu ta money market fund, which is generally e diversified lund consisting nF in/estment In short term debt securities of many companies. Unlite. bank account and certificates cF deposit, GE Interest Flu; is not an FDIC irtiu red deposit. GE Interest Plus is not guaranteed undst the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money If GE Capital is unable to pay Its debts. Please see the prospectus fcf Important Tire issuei[1] has filed b regisHBtitin siB ternent {inducing b pcKiiEctusJ [RegisU aticn Statement We. 333 1Ki4£7> with the SEC fM the offeiing in which this communicatisn felates. Befcce you invest, you should read the prnsoeclus in that regisfratiDn statement and other documents the issue* has filed with the SEC fo* mwe complete infwmatian about the issuer and this offering. Yc u may get these documents far ftee tjy visiting ED GAR on the SEC website at viv .sec.gDV of by clicking here . Alternatively, the issuer, any undertwiter, w any dealer participating in the offering will ajronge tn mail you the pjn spedus if yc u request it by dieting here dt calling toll free 1 50 0 433 44BO.

GE Interest Plus

Secure Site

1 Investment Type | 2 Personal Information | 3 Funding

Trial Deposit

To verify your ownership of the external bank account, here's what will happen next:

External Account Number: 106000018

Trial Deposit Process

1. We'll deposit a small amount of money in the account you have added to fund your account.
2. 72hs — The deposit will be in your account within 72 hours.
3. FINISH APPLICATION — After you see the deposit in your account, please follow the "Finish Application" to confirm the account deposited.
4. Once you've confirmed your trial deposits, your account will be activated and we will initiate a transfer of funds from your bank account to your GE Interest Plus account

We will send you emails on the trial deposit process and when the deposits are posted.

Questions? Call us at 1-888-433-3573, Monday to Friday, from 8:30 a.m. to 7:00 p.m. Eastern Time.

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Need help?

Representatives are available to help you Monday through Friday, from 8:30 a.m. to 7 p.m. ET.

Call
1-888-433-3573

© 2011 General Electric Capital Corporation Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

GE Interest Plus

Secure Site

1 Investment Type | 2 Personal Information | 3 Funding

Trial Deposit Confirmation

To verify your bank account, please enter the two trial deposit amounts that were placed in your external bank account. Please note that you may enter them in any order. Once you do, click on the continue button to verify the amount.

Amount of First Deposit: * $0.

Amount of Second Deposit: * $0.

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Need help?

Representatives are available to help you Monday through Friday, from 8:30 a.m. to 7 p.m. ET.

Call
1-888-433-3573

© 2011 General Electric Capital Corporation   Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here . Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-888-433-4480.

Welcome four investment account is now open and a transfer from your external bank account to your n&w investment has been initiated. Money should appear in yourGE Interest Plus investment in 1 to 2 business days. Your investment account details appear below: Going To ward, you will receive a monthly statement that reflects your investment activity. Vou may monitor your investment 24 hours a day. 7 days a week on line at our eService site or by calling our toll free automated telephone line 1 800 433 4430 Customer Service Representatives are available. Monday through Friday, from 8:30 a.m. to 7 00 p.rn Eastern Time. Want to view your investment online now? Log in to eService and complete your online registration using the username and password you selected during your application. ‘.Vith eService. you’ll be able to access your account information. eStatements. and transact online Click here to get started or the login button below. Again, welcome, and we lookforward to serving you. &2D11 EenHal Elecbi c Ca pita I Cwpotatian Privacy Policy GE Interest Plus is an investment in the senior, unsecured wwpw&le debt nfthe Genefel Elet&ic Capital Corporation You should note that GE Interest Plus Motes are not a money fnartet fund, which is generally a diversified Fund consisting of investment in she it term debt securities of many companies. Unlij : tank acccurti and certificates cf deposit, GE Interest Flui is not an FDI C insLJied : :: . GE |r [ r£j| Plus ie not guaranteed under the FDIC~s Temporary Liquidity Guarantee Program. It ij possible to icje money if GE Capital ii unable tc pay its detts. Please see the prcapectuj h important The issuer has filed a legistfatisn statement ;induding a fwrtspectusj [Refjisriation Statement Nc . aa3 1&u4B7] with the 5EC fw the offering to which this communication lelates. Before you invest, you should read the prospectus[1] in that registration statement and ether documents the is .ue has filed with the SEC for mote complete infcrnnatlon about the issuer and this offering. You may get these documsnts for Fiee by visiting EDGAR on the SEC. s atsite at iVww.3eD.gov or by dieting hwe . Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the Mosoectua if vou Teoirtst it bv dickino here w callinc toll free 1 BOa t33 44BO.